UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 1, 2015

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
On June 10, 2015, HealthSouth Corporation (the “Company”), and its newly formed subsidiary, HealthSouth Acquisition Holdings, LLC, (“HealthSouth Holdings”), entered into an Acquisition Agreement (the “Acquisition Agreement”) with Reliant Holding Company, LLC, Reliant Hospital Partners, LLC (“Reliant”), Nautic Partners VI, L.P., Nautic Partners VI-A, L.P., Reliant Blocker Corp., and the additional indemnitors listed therein (collectively, the “Sellers”), and the Sellers’ representative named therein. On October 1, 2015, HealthSouth Holdings completed, pursuant to the Acquisition Agreement, the previously announced acquisition of all of the issued and outstanding equity interest of the Reliant entities, except for the 0.5% limited partnership interest in one such entity retained by an unrelated party, that operate 11 free-standing inpatient rehabilitation hospitals with a total of 902 beds in Texas, Massachusetts and Ohio (the “Acquisition”). The total consideration delivered at closing was approximately $730 million in cash, which amount includes escrow reserves and is subject to working capital and other adjustments.

The Company funded the cash purchase price with the proceeds from its August 2015 issuance of an additional $350 million of its 5.75% Senior Notes due 2024 and September 2015 issuance of $350 million of 5.75% Senior Notes due 2025, as well as a draw under one of the term loan facilities of the Company’s fourth amended and restated credit agreement, dated August 10, 2012, as supplemented and otherwise modified from time to time (the “Credit Agreement”). The other parties to the Credit Agreement are Barclays Bank PLC, as administrative agent and collateral agent, Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., Goldman Sachs Lending Partners LLC, and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and various other lenders from time to time, including Wells Fargo Bank, National Association (“Wells Fargo”). Wells Fargo serves as the trustee under the indentures governing the Company’s senior unsecured notes and its convertible senior subordinated notes. An affiliate of Wells Fargo served as the Company’s financial advisor in the Acquisition.
All of Reliant's hospitals are leased, and seven of the leases are treated as capital leases for accounting purposes. HealthSouth Holdings assumed the lease obligations of all the acquired hospitals. The amount of the capital lease obligation to be recognized on the Company’s consolidated balance sheet is estimated at approximately $210 million.
The description of the Acquisition Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Acquisition Agreement. A copy of the Acquisition Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 11, 2015. Neither the Acquisition Agreement nor the description thereof is intended to provide any other financial information about the Company or its subsidiaries or affiliates or about Reliant or its subsidiaries or affiliates. The representations, warranties, and covenants contained in that agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to that agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the entities being acquired or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may have changed after the date of the Acquisition Agreement.
Item 7.01. Regulation FD Disclosure
On October 1, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Company completed its acquisition of the Reliant hospitals.
The information under this Item 7.01 along with Exhibit 99.1 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K include certain estimates, projections, and other forward-looking information, such as the impact and effects of the Reliant acquisition, are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, the Company’s business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its future tax benefits, or its acquisition activities and opportunities. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company, and in turn affect the value of the Company’s securities, include, but are not limited to, the accuracy of the representations made by Reliant in connection with the Acquisition; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that have been or may be brought by or against the Company, including its pending DOJ and HHS-OIG investigations as well as those related to yet undiscovered issues, if any, at Reliant; the ability to ultimately realize anticipated tax benefits; the ability to successfully integrate Reliant consistent with the Company’s growth strategy, including realizing of anticipated revenues and cost savings, minimizing the negative impacts on margins arising from the changes in staffing and other operating practices, and avoiding of unforeseen exposure to liabilities; changes in the Company’s management team; changes in the regulation of the healthcare industry broadly or in the inpatient rehabilitation segment specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry broadly or in the inpatient rehabilitation segment specifically and the Company’s response thereto; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including the unauthorized access to or theft of patient or other sensitive information as well as unforeseen issues, if any, related to integration or transition of information systems in Reliant hospitals; the ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including its Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 days after the date upon which this Current Report on Form 8-K is required to be filed with the United States Securities and Exchange Commission.

(b)	Pro Forma Financial Information

The unaudited pro forma combined consolidated financial information required by Item 9.01(b) of Form 8‑K will be filed by amendment to this Current Report on Form 8-K within 71 days after the date upon which this Current Report on Form 8-K is required to be filed with the United States Securities and Exchange Commission.

(d)	Exhibits

	99.1	Press Release of HealthSouth Corporation, dated October 1, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary
Dated: October 1, 2015